SECURITIES AND EXCHANGE COMMISSION

                          WASHINGTON, D.C.  20549

                                   FORM 8-K


                                CURRENT REPORT
              Pursuant to Section 13 or 15(d) of the Securities
                             Exchange Act of 1934

               Date of Report (Date of earliest event reported):
                                 April 20, 1998


                    KANSAS CITY SOUTHERN INDUSTRIES, INC.
              (Exact name of company as specified in its charter)


          DELAWARE                   1-4717                  44-0663509
(State or other jurisdiction    (Commission file            (IRS Employer
  of incorporation)                  number)             Identification Number)

              114 West 11th Street, Kansas City, Missouri 64105
                (Address of principal executive offices) (Zip Code)

                Company's telephone number, including area code:
                               (816) 983 - 1303

                                 Not Applicable
           (Former name or former address if changed since last report)
<PAGE 1>

Item 5. Other Events

On April 20, 1998, Kansas City Southern Industries, Inc. ("Company"), through its indirect wholly-owned subsidiary FAM UK Limited ("FAM UK"), completed the acquisition of 80% of Nelson Money Managers PLC ("Nelson"), a United Kingdom based investment management company. Nelson offers investment planning and management services to private investors, and currently manages approximately $1.0 billion of assets.

The acquisition was consummated through a combination of cash, Company stock and notes payable. The Company's investment in Nelson is not material to the Company's financial position and Nelson's revenues and earnings are not material to the Company's results of operation. The Company will consolidate Nelson as a subsidiary of FAM UK, which is a wholly-owned subsidiary of FAM Holdings, Inc. ("FAM Holdings"). FAM Holdings is a wholly-owned subsidiary of the Company and is reported in the Company's Financial Asset Management segment.

Item 9. Sales of Equity Securities Pursuant to Regulation S

On April 20, 1998, the Company issued 67,177 shares (the "Shares") of its common stock, par value $.01 per share, in exchange for 1,906,624 shares of FAM UK. The FAM UK shares had previously been issued as part of the consideration for the acquisition of a total of 2,190,201 ordinary shares of 10 pence each in the capital of Nelson. This issuance of Company shares for FAM UK shares, together with the payment of cash and issuance of notes payable, completed the acquisition of 80% of Nelson.

The Company issued its Shares without registration in reliance upon Regulation S under the Securities Act of 1933, as amended (the "Act"), based upon, among other things, the following factors: (i) Nelson and FAM UK are United Kingdom-based companies with no United States operations; (ii) the Shares were issued in an "offshore transaction" (as defined in Regulation S);
(iii) no "directed selling efforts" (as defined in Regulation S) were made in the United States; (iv) certain "offering restrictions" (as defined in Regulation S) are being implemented during a one year distribution compliance period under Regulation S; (v) representations by each of the Nelson Directors and other shareholders that

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they are not a "U.S. person" (as defined in Regulation S), that they were not acquiring the Shares for the account or benefit of a U.S. person, and that they will resell the Shares only in accordance with the provisions of Regulation S, pursuant to registration under the Act, or pursuant to an available exemption from registration, and will not engage in hedging transactions with regard to the Shares unless in compliance with the Act; and
(vi) the Company is required to refuse to register any transfer of the Shares not made in accordance with the provisions of Regulation S or pursuant to the registration requirements or exemptive provisions under the Act. In addition, prior to the issuance of shares, the Company made available to the Nelson shareholders, along with other information, the most recent public filings of the Company under the Securities Exchange Act of 1934.

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SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this Report to be signed on its behalf by the under-signed hereunto duly authorized.


                                      Kansas City Southern Industries, Inc.


Date: May 4, 1998	                    By:     /s/ Joseph D. Monello
                                                	Joseph D. Monello
                                   Vice President and Chief Financial Officer
                                           (Principal Financial Officer)